Exhibit 99.1

News media contact:	Investor contact:
Jessica Roy	Steve Elder
Wright Express	Wright Express
207.523.6763	207.523.7769
Jessica_Roy@wrightexpress.com	Steve_Elder@wrightexpress.com
Wright Express Reports First-Quarter 2008 Financial Results
Key Financial Metrics and Business Drivers Are In Line with Company’s Guidance;
Total Transaction Volume Grows 8%
SOUTH PORTLAND, Maine, April 30, 2008 – Wright Express Corporation (NYSE: WXS), a leading provider of payment processing and information management services to the U.S. commercial and government fleet industry, today reported financial results for the three months ended March 31, 2008.
Total revenue for the first quarter of 2008 increased 29% to $92.9 million from $71.8 million for the first quarter of 2007. Net income to common shareholders on a GAAP basis for the first quarter of 2008 was $14.5 million, or $0.36 per diluted share, compared with $8.3 million, or $0.20 per diluted share, for the comparable quarter last year. On a non-GAAP basis, the Company’s adjusted net income for the first quarter of 2008 was $17.4 million, or $0.44 per diluted share, compared with $14.8 million, or $0.36 per diluted share, for the year-earlier period.
Wright Express uses fuel price derivative instruments to mitigate financial risks associated with the variability in fuel prices. For the first quarter of 2008, the Company’s GAAP financial results include an unrealized $3.6 million pre-tax, non-cash, mark-to-market loss on these instruments. For the first quarter of 2007, the Company reported an unrealized pre-tax, non-cash, mark-to-market loss of $10.6 million.
Exhibit 1 reconciles adjusted net income for the first quarters of 2008 and 2007, which has not been determined in accordance with GAAP, to net income as determined in accordance with GAAP.
Management uses the non-GAAP measures presented within this news release to evaluate the Company’s performance on a comparable basis, to eliminate the volatility associated with its derivative instruments and to measure the amount of cash that is available for making payments on the Company’s financing debt and discretionary purposes. Management believes that investors may find these measures useful for the same purposes, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP.
First-Quarter 2008 Performance Metrics
•	Average number of vehicles serviced increased 4% from the first quarter of 2007 to approximately 4.5 million. This was not affected by the Pacific Pride acquisition.

•	Total fuel transactions processed increased 8% from the first quarter of 2007 to 64.8 million. Payment processing transactions increased 5% to 53.2 million, and transaction processing transactions increased 23% to 11.6 million.

•	Average expenditure per payment processing transaction increased 33% to $65.49 from $49.32 for the same period last year.

•	Average retail fuel price increased 34% to $3.26 per gallon, from $2.43 per gallon for the first quarter a year ago.

•	Total MasterCard purchase volume grew 36% to $525.7 million, from $385.2 million for the comparable period in 2007.

•	Wright Express repurchased approximately 963,000 shares of its common stock at a cost of approximately $29.3 million during the first quarter of 2008.
To provide investors with additional insight into its operational performance, Wright Express has included in this news release a table of selected non-financial metrics for the five quarters ended March 31, 2008. This table is presented as Exhibit 2.
Management Comments on the First Quarter
“Our business model continued to generate consistent growth and profitability this quarter, and revenue and adjusted net income were in line with our guidance,” said Michael Dubyak, president and chief executive officer.  “Continued strength in front-end sales and marketing, high customer retention and the acquisition of Pacific Pride contributed to an 8% increase in total transactions from the first quarter of 2007, despite slower fuel purchasing activity in our existing base of customers.”
“In a period of heightened concern about credit quality, our fleet credit loss for the first quarter was in line with our internal forecast,” said Dubyak. “In addition, the Company’s consistently strong cash flow enabled us to continue executing on our share repurchase program. We repurchased 963,000 shares of Wright Express common stock at a cost of $29 million, while continuing to invest in the future growth of our business and maintaining our target leverage ratio range.”
“Our long-term strategy is to broaden our revenue base with new businesses like MasterCard and new ventures such as TelaPoint and Pacific Pride,” Dubyak said. “While pursuing these growth initiatives, we also will continue to seek opportunities for alliances, mergers or acquisitions that can accelerate our growth. Although we expect the economy to remain challenging, we are confident that our business model will continue to produce solid financial results in the quarters ahead.”
Financial Guidance
Wright Express Corporation is issuing financial guidance for the second quarter of 2008 and updating guidance for the full year 2008. The Company’s guidance excludes the impact of non-cash, mark-to-market adjustments on the Company’s fuel-price-related derivative instruments as well as approximately $1.2 million in amortization of purchased intangibles for the second quarter and $4.6 million for the full year. The fuel prices referenced below are based on the applicable NYMEX futures price:
•	For the second quarter of 2008, revenue in the range of $100 million to $105 million. This is based on an assumed average retail fuel price of $3.58 per gallon.

•	Second-quarter 2008 adjusted net income excluding unrealized gain or loss on derivative instruments as well as the amortization of purchased intangibles in the range of $21 million to $22 million, or $0.53 to $0.56 per diluted share, based on approximately 40 million shares outstanding.

•	For the full year 2008, revenue in the range of $400 million to $410 million. This is based on an assumed average retail fuel price of $3.42 per gallon.

•	For the full year 2008, adjusted net income excluding unrealized gain or loss on derivative instruments as well as the amortization of purchased intangibles in the range of $84 million to $87 million, or $2.09 to $2.17 per diluted share, based on approximately 40 million shares outstanding.
Conference Call Details
In conjunction with this announcement, Wright Express will host a conference call today, April 30, at 10:00 a.m. (ET). The conference call will be webcast live on the Internet, and can be accessed at the Investor Relations section of the Wright Express website, www.wrightexpress.com. The live conference call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. A replay of the webcast will be available on the Company’s website for approximately three months.
About Wright Express
Wright Express is a leading provider of payment processing and information management services to the U.S. commercial and government vehicle fleet industry. Wright Express provides these services for approximately 300,000 commercial and government fleets containing 4.5 million vehicles. The Company markets its payment processing services directly and is an outsourcing provider for more than 125 strategic relationships, more than 300 franchisees, and offers a MasterCard-branded corporate card. The Company employs more than 700 people and maintains its headquarters in South Portland, Maine. For more information about Wright Express, please visit wrightexpress.com.
This press release contains forward-looking statements, including statements regarding: the long-term strategy to broaden the Company’s revenue base with new businesses; continuing to seek opportunities for alliances, mergers or acquisitions that can accelerate growth; expectations for the economy to remain challenging; confidence that the Company’s business model will continue to produce solid financial results in the future and expectations and guidance for second-quarter and full-year 2008 results. These forward-looking statements include a number of risks and uncertainties that could cause actual results to differ materially, including: achievement of the expected benefits of the Company’s acquisitions; volatility in fuel prices; second-quarter and full-year 2008 fueling patterns; the effect of the Company’s fuel-price-related derivative instruments; effects of competition; the potential loss of key strategic relationships; decreased demand for fuel and other vehicle products and services and the effects of general economic conditions on the commercial activity of fleets; the Company’s ability to rapidly implement new technology and systems; potential corporate transactions including alliances, mergers, acquisitions and divestitures; risks related to customer bankruptcies and credit failures; changes in interest rates and the other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on February 28, 2008, and the Company’s other periodic and current reports. Wright Express Corporation undertakes no obligation to update these forward-looking statements at any future date or dates.

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2008	2007
Revenues
Payment processing revenue	$70,611	$54,194
Transaction processing revenue	3,980	3,475
Account servicing revenue	7,422	6,180
Finance fees	7,651	5,566
Other	3,282	2,407

Total revenues	92,946	71,822

Expenses
Salary and other personnel	17,118	16,129
Service fees	4,846	3,671
Provision for credit losses	10,396	6,263
Technology leasing and support	2,172	2,340
Occupancy and equipment	1,852	1,594
Depreciation and amortization	4,491	3,302
Operating interest expense	8,808	6,921
Other	6,195	4,699

Total operating expenses	55,878	44,919

Operating income	37,068	26,903

Financing interest expense	(3,101)	(3,130)
Net realized and unrealized losses on fuel price derivatives	(10,574)	(10,690)

Income before income taxes	23,393	13,083

Provision for income taxes	8,865	4,746

Net income	14,528	8,337

Changes in available-for-sale securities, net of tax effect of $28 in 2008 and $5 in 2007	52	8
Changes in interest rate swaps, net of tax effect of $(656) in 2008 and $(120) in 2007	(1,182)	(173)
Foreign currency translation	(9)	—

Comprehensive income	$13,389	$8,172

Earnings per share:
Basic	$0.37	$0.21
Diluted	$0.36	$0.20

Weighted average common shares outstanding:
Basic	39,312	40,347
Diluted	40,275	41,069

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2008	2007
	(unaudited)

Assets
Cash and cash equivalents	$57,137	$43,019
Accounts receivable (less reserve for credit losses of $13,471 in 2008 and $9,466 in 2007)	1,250,462	1,070,273
Income taxes receivable	—	3,320
Available-for-sale securities	9,279	9,494
Property, equipment and capitalized software (net of accumulated depreciation of $46,459 in 2008 and $43,384 in 2007)	46,175	45,537
Deferred income taxes, net	278,997	283,092
Goodwill	313,233	294,365
Other intangible assets (net of accumulated amortization of $2,010 in 2008 and $1,089 in 2007)	35,862	20,932
Other assets	15,222	15,044

Total assets	$2,006,367	$1,785,076

Liabilities and Stockholders’ Equity
Accounts payable	$530,963	$363,189
Accrued expenses	31,173	35,310
Income taxes payable	151	—
Deposits	533,862	599,089
Borrowed federal funds	96,178	8,175
Revolving line-of-credit facility	247,000	199,400
Fuel price derivatives, at fair value	45,172	41,598
Other liabilities	3,591	4,544
Amounts due to Avis under tax receivable agreement	319,512	319,512
Preferred stock; 10,000 shares authorized:
Series A non-voting convertible, redeemable preferred stock; 0.1 shares issued and outstanding	10,000	10,000

Total liabilities	1,817,602	1,580,817

Commitments and contingencies

Stockholders’ Equity
Common stock $0.01 par value; 175,000 shares authorized, 40,935 in 2008 and 40,798 in 2007 shares issued; 38,799 in 2008 and 39,625 in 2007 shares outstanding	409	408
Additional paid-in capital	98,636	98,174
Retained earnings	159,367	144,839
Other comprehensive (loss) income, net of tax:
Net unrealized gain (loss) on available-for-sale securities	3	(49)
Net unrealized (loss) gain on interest rate swaps	(2,599)	(1,417)
Net foreign currency translation adjustment	5	15

Accumulated other comprehensive (loss) income	(2,591)	(1,451)

Less treasury stock at cost, 2,136 shares in 2008 and 1,173 shares in 2007	(67,056)	(37,711)

Total stockholders’ equity	188,765	204,259

Total liabilities and stockholders’ equity	$2,006,367	$1,785,076

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007

Cash flows from operating activities
Net income	$14,528	$8,337
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Net unrealized loss on fuel price derivatives	3,574	10,591
Stock-based compensation	1,408	1,001
Depreciation and amortization	4,550	3,742
Deferred taxes	4,723	5,737
Provision for credit losses	10,396	6,263
Loss on disposal of property and equipment	58	—
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(151,189)	(115,883)
Other assets	110	(150)
Accounts payable	125,433	56,257
Accrued expenses	(6,179)	(7,251)
Income taxes	3,120	(1,465)
Other liabilities	(967)	623
Amounts due to Avis under tax receivable agreement	—	(1,616)

Net cash provided by (used for) operating activities	9,565	(33,814)

Cash flows from investing activities
Purchases of property and equipment	(4,256)	(3,998)
Purchases of available-for-sale securities	(42)	(35)
Maturities of available-for-sale securities	337	305
Acquisition, net of cash acquired	(31,520)	—

Net cash used for investing activities	(35,481)	(3,728)

Cash flows from financing activities
Excess tax (deficiencies) benefits from equity instrument share-based payment arrangements	(10)	843
Payments in lieu of issuing shares of common stock	(1,271)	(809)
Proceeds from stock option exercises	294	764
Net decrease in deposits	(65,227)	(6,898)
Net increase in borrowed federal funds	88,003	28,848
Net borrowings on 2007 revolving line-of-credit facility	47,600	—
Net borrowings on 2005 revolving line-of-credit facility	—	25,000
Repayments on term loan	—	(11,000)
Purchase of shares of treasury stock	(29,345)	(14,158)

Net cash provided by financing activities	40,044	22,590

Effect of exchange rates on cash and cash equivalents	(10)	—

Net change in cash and cash equivalents	14,118	(14,952)
Cash and cash equivalents, beginning of period	43,019	35,060

Cash and cash equivalents, end of period	$57,137	$20,108

Supplemental cash flow information
Interest paid	$10,111	$9,636
Income taxes paid (received)	$1,137	$(368)

Significant non-cash transactions:
Capitalized software licensing agreement	$—	$2,840

Exhibit 1
Wright Express Corporation
Reconciliation of Adjusted Net Income to GAAP Net Income
First Quarter 2008
(in thousands)
(unaudited)

	Three months ended	Three months ended
	March 31, 2008	March 31, 2007

Adjusted net income	$17,399	$14,797
Non-cash, mark-to-market adjustments on derivative instruments	(3,575)	(10,591)
Amortization of purchased intangibles	(870)
Tax impact of mark-to-market adjustments and amortization of purchased intangibles	1,574	4,131

GAAP net income	$14,528	$8,337

Although adjusted net income is not calculated in accordance with generally accepted accounting principles (GAAP), this measure is integral to the Company’s reporting and planning processes. The Company considers this measure integral because it eliminates the non-cash volatility associated with the derivative instruments and excludes the amortization of purchased intangibles. Specifically, in addition to evaluating the Company’s performance on a GAAP basis, management evaluates the Company’s performance on a basis that excludes the above items because:
•	Exclusion of the non-cash, mark-to-market adjustments on derivative instruments helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with fuel-price derivative contracts;

•	The non-cash, mark-to-market adjustments on derivative instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate; and

•	The amortization of purchased intangibles has no impact on the operations of the business.
For the same reasons, Wright Express believes that adjusted net income may also be useful to investors as one means of evaluating the Company’s performance. However, because adjusted net income is a non-GAAP measure, it should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income as used by Wright Express may not be comparable to similarly titled measures employed by other companies.

Exhibit 2
Wright Express Corporation
Selected Non-Financial Metrics

	Q1 2008	Q4 2007	Q3 2007	Q2 2007	Q1 2007

Fleet Payment Processing Revenue:

Payment processing transactions (000s)	53,225	53,379	53,595	53,181	50,559

Gallons per payment processing transaction	20.1	20.5	20.6	20.3	20.3

Payment processing gallons of fuel (000s)	1,070,829	1,093,510	1,103,268	1,082,132	1,024,847

Average fuel price	$3.26	3.06	2.88	2.95	2.43

Payment processing $ of fuel (000s)	$3,485,857	3,346,443	3,172,482	3,196,224	2,493,781

Net payment processing rate	1.87%	1.91%	1.93%	1.93%	1.99%

Fleet payment processing revenue (000s)	$65,075	$64,015	61,230	61,777	49,607

MasterCard Payment Processing Revenue:

MasterCard purchase volume (000s)	$525,699	484,343	510,585	464,425	385,153

Net interchange rate	1.05%	1.10%	1.13%	1.12%	1.19%

MasterCard payment processing revenue (000s)	$5,536	5,323	5,757	5,197	4,587
Definitions:
Payment processing transactions represents the total number of purchases made by fleets that have a payment processing relationship with Wright Express.
Payment processing gallons of fuel represents the total number of gallons of fuel purchased by fleets that have a payment processing relationship with Wright Express.
Payment processing $ of fuel represents the total dollar value of the fuel purchased by fleets that have a payment processing relationship with Wright Express.
Net payment processing rate represents the percentage of the dollar value of each payment processing transaction that Wright Express records as revenue from merchants less any discounts given to fleets or strategic relationships.
MasterCard purchase volume represents the total dollar value of all transactions that use a Wright Express MasterCard-branded product.
Net interchange rate represents the percentage of the dollar value of each MasterCard transaction that Wright Express records as revenue less any discounts given to customers.